UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

On February 29, 2016, Lumber Liquidators Holdings, Inc. (the “Company”) issued a press release announcing certain financial and operating results for the quarter and year ended December 31, 2015. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement of John M. Presley

On February 23, 2016, the Company entered into an executive employment agreement (the “Employment Agreement”) with John M. Presley, the Company’s Chief Executive Officer.

The term of the Employment Agreement will continue from November 16, 2015 until it is terminated in accordance with its provisions. The Employment Agreement provides for an initial base salary of $625,000 per year. Mr. Presley will be eligible to participate in the Company’s Annual Bonus Plan for Executive Management (the “Bonus Plan”) effective January 1, 2016. Under the terms of the Bonus Plan, Mr. Presley will be eligible to receive a yearly bonus in an amount up to 100% of his base salary, subject to the discretion of the Company’s Board of Directors. He is also entitled to participate in the Company’s employee benefit plans and programs for which he is or will be eligible.

The Employment Agreement provides for the termination of Mr. Presley’s employment by the Company without “Cause,” termination by him upon a “Change in Control” or for a “Good Reason Event” (as those terms are defined in the Employment Agreement). If such termination occurs on or before December 31, 2016, Mr. Presley will be entitled to receive twelve months of his then current base salary. If such termination occurs on or after January 1, 2017, Mr. Presley will be entitled to receive six months of his then current base salary. Mr. Presley’s entitlement to the foregoing severance payments are subject to Mr. Presley’s release and waiver of claims against the Company and his compliance with certain restrictive covenants as provided in the Employment Agreement.

Mr. Presley will not be entitled to any compensation or other benefits under the Employment Agreement if his employment is terminated by the Company for Cause or by him in the absence of either a Good Reason Event or a Change of Control and resulting material reduction in his compensation or job responsibilities.

The Employment Agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-compete and non-solicitation covenants continue generally for a period of 12 months following the last day of his employment.

The full text of the Employment Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

Appointment of Chief Operating Officer

On February 23, 2016, the Company appointed Dennis R. Knowles as its Chief Operating Officer, effective March 1, 2016. Mr. Knowles, age 51, has served in various roles with Lowe’s Companies, Inc., most recently as Chief Store Operations Officer from May 2012 through November 2015 and as Senior Vice President of Store Operations and Specialty Sales from May 2010 to May 2012, since he began at Lowe’s in 2001. He previously had served as a regional vice president with Payless Cashways.

Pursuant to an offer letter with the Company dated February 23, 2016 (the “Offer Letter”), Mr. Knowles will receive a base salary of $525,000. Beginning in 2016, he will be eligible to participate in the Company’s annual bonus plan for executive management, with a target payout of 60% of his annual base salary and the opportunity to receive 200% of his target payout based on the Company’s performance against certain objectives, and subject to the Company’s discretion. Mr. Knowles also will be provided with up to $100,000 of relocation expense reimbursement. Mr. Knowles also will receive severance compensation of 52-weeks’ salary if he is terminated without cause within 18 months of his actual hire date, and provided that he executes a severance benefit agreement and general release and waiver of claims against the Company.

In addition, the Company will recommend to the Compensation Committee of the Company’s Board of Directors that Mr. Knowles receive $1,000,000 of options to purchase shares of the Company’s common stock (the “Options”) pursuant to the 2011 Equity Compensation Plan (the “Equity Plan”). If approved by the Compensation Committee, the Option grants are expected to be made on March 3, 2016, three business days after the public announcement of earnings for the fourth quarter of 2015. The Options are expected to vest ratably over a four-year period. If the price of the Company’s common stock on the date of grant is below $12.50, it is expected that only 60% of the Options will be granted, with the balance of the recommended grant to be awarded at a future date following an amendment to the Equity Plan to authorize the issuance of additional shares thereunder.

A copy of the press release announcing Mr. Knowles’s appointment is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item 5.02.

The full text of the Offer Letter is attached as Exhibit 10.2 to this report and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated February 23, 2016, by and between Lumber Liquidators Holdings, Inc. and John M. Presley.

10.2	Offer Letter, dated February 23, 2016, between Lumber Liquidators Holdings, Inc. and Dennis R. Knowles.

99.1	Press release, dated February 29, 2016, regarding financial results for the quarter and year ended December 31, 2015.

99.2	Press release, dated February 29, 2016, regarding appointment of chief operating officer.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: February 29, 2016	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated February 23, 2016, by and between Lumber Liquidators Holdings, Inc. and John M. Presley.

10.2	Offer Letter, dated February 23, 2016, between Lumber Liquidators Holdings, Inc. and Dennis R. Knowles.

99.1	Press release, dated February 29, 2016, regarding financial results for the quarter and year ended December 31, 2015.

99.2	Press release, dated February 29, 2016, regarding appointment of chief operating officer.